UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8. 2016

 Ember Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	033-13474-NY	01-3341552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street, 24th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 406-6243

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement

On September 8, 2016, we entered into an Asset Purchase Agreement (the "Agreement") with Midwood Distributors, Inc., a New York corporation ("Midwood Distributors"). Under the Agreement, we acquired all assets related to Dermasilk Brands, a line of anti-aging skin care products.

Under the Agreement, we have acquired all material assets currently owned by Dermasilk, including all inventory, raw materials, work in process, packaging, the toll free number, hardware and software used for ordering and customer support, all intellectual property, websites, domain names, accounts receivable and vendor credits, contracts, and all marketing and promotional information and materials.

The purchase price for the Dermasilk assets consisted of common stock and warrants, paid as follows:

• 2,105,263 shares of common stock at purchase price of$0.95.

In addition, we agreed to assume certain liabilities of Dermasilk arising under certain contracts assumed as part of the asset purchase.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement with Midwood Distributors Inc. for Dermasilk Brand and assets

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2016

By: /s/ Joseph Hernandez

Joseph Hernandez

Executive Chairman

2